SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  January 18, 1996



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


          0-18728                                     043047911
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(Commission File Number)                   (IRS Employer Identification No.)


ONE LEDGEMONT CENTER, 99 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS   02173
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 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to an Offer to Purchase for Stock which expired on January 17, 1996, on January 18, 1996, Interneuron Pharmaceuticals, Inc. (the "Company") acquired the 20% of the outstanding capital stock of CPEC, Inc. (the "CPEC Stock") not owned by Intercardia, Inc., the Company's majority owned subsidiary. The purchase price for the CPEC Stock was paid by the issuance of an aggregate of 342,792 shares (the "Shares") of the Company's Common Stock to the former minority stockholders of CPEC. The aggregate number of Shares was calculated by dividing $8,750,000 by $25.525, the Market Price as defined in the Offer. Fractional shares were paid in cash. The Company will record a non-cash charge to operations during the quarter ending March 31, 1996 estimated at approximately $6.8 million.

         Holders of the Shares have registration rights relating to the resale of the Shares, as well as an aggregate of 170,000 shares of Company Common Stock issued to them in connection with the acquisition by Intercardia of 80% of CPEC completed in September 1994. Additional shares of Company Common Stock may be issuable to the holders of the Shares under certain conditions if a resale registration statement covering the Shares is not declared effective by the Securities and Exchange Commission by specified dates commencing April 1, 1996.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  The operations of CPEC, Inc. have been included in the Company's consolidated financial statements for the fiscal year ended September 30, 1995 and, accordingly, the financial statements of CPEC, Inc. are not included herein.

         (b)      Pro Forma Financial Information

                  Presented herein is a narrative description of the pro-forma effect on the Company's Consolidated Balance Sheet as of September 30, 1995 and the Consolidated Statement of Operations for the year then ended, of the Company's purchase of the CPEC Stock.

                  No change to Total Assets would have resulted from this transaction. The issuance of 342,792 shares of the Company's Common Stock (the "Issued Shares") would have increased the total number of shares of Common Stock issued and outstanding from 33,284,006 to 33,626,798. Using approximately $6,800,000 as the fair market value of the Issued Shares, Par Value of Common Stock would have increased $343 from $33,284 to $33,627 and Additional-Paid-in-Capital would have increased $6,799,657



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
            from $100,150,194 to $106,949,851. Offsetting this approximately $6,800,000 increase to Par Value and Additional-Paid-in-Capital is an equal increase to Accumulated Deficit resulting from a charge for the purchase of technology rights. Accumulated Deficit would have increased from $(78,792,103) to $(85,592,103). Total Stockholders' Equity would have remained at $21,391,103.

            The transaction would have no effect on the pro-forma Consolidated Statement of Operations for the year ended September 30, 1995 because (i) the charge for the purchase of technology rights is a material non-recurring charge resulting directly from the transaction, which will be included in the Company's operating results during the quarter ending March 31, 1996 and, pursuant to Rule 11-02(b) of Regulation S-X, would be excluded from the pro-forma Consolidated Statement of Operations for the year ended September 30, 1995, and (ii) none of the losses from CPEC's operations were allocated to Minority Interest during the year ended September 30, 1995.

   (c)      Exhibits

            10.82 - Form of Registration Rights Agreement dated as of January 18, 1996 among the Registrant and each of the former CPEC minority stockholders.







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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERNEURON PHARMACEUTICALS INC.



                                     By:  /S/ GLENN L. COOPER
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                                          Glenn L. Cooper, M.D.
                                          President and Chief Executive Officer



Dated: January 31, 1996





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